Exhibit 4.1

WARRANT AGREEMENT

SERIES A WARRANTS

THIS WARRANT AGREEMENT (this “Agreement”), dated as of December     , 2011, is entered into by and between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum” or the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation (the “Warrant Agent”).

WHEREAS, on December 15, 2011 in connection with a registered offering of units (the “Units”) consisting of common stock and warrants, with each Unit consisting of one share of common stock and a warrant to purchase 0.60 of a share of common stock, the Company agreed to issue warrants (the “Warrants”) to purchase 6,315,789 shares of the Company’s common stock, par value $0.02 per share (the “Common Stock”), exercisable over a 5-year period (the “Exercise Period”) at an exercise price of $1.22 per share (the “Exercise Price”);

WHEREAS, the Company filed with the Securities and Exchange Commission (the “Commission”), a Registration Statement on Form S-3, Registration No. 333-176772 (the “Registration Statement”), for the registration, under the Securities Act of 1933, as amended (the “Act”) of, among other securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and such Registration Statement was declared effective on September 29, 2011; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, transfer, exchange and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereunder and in the Warrant Certificates (as hereinafter defined), and such further powers and authority as the Company may hereafter grant to or confer upon it. Notwithstanding anything to the contrary herein, all of the terms and provisions contained in the Warrant Certificates are subject to and governed by the terms and provisions of this Agreement.

2. Warrants.

2.1 Form of Warrant. Each Warrant shall be issued in either physical certificated form or in registered form, as instructed by the Company, and shall be in substantially the form of Exhibit A hereto (a “Warrant Certificate”), the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Secretary or any vice president of the Company and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance. All of the Warrants may be represented by one or more book-entry certificates (each a “Book-Entry Warrant Certificate”).

2.2. Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3. Registration.

2.3.1. Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”), for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company. Except as provided in this Section 2.3.1, all of the Warrants shall initially be represented by one or more physical Warrant Certificates or Book-Entry Warrant Certificates deposited with The Depository Trust Company (the “Depository”) and registered in the name of Cede & Co., a nominee of the Depository. In the event Warrants are represented by Book-Entry Warrant Certificates, ownership of beneficial interests in such Book-Entry Warrant Certificates shall be shown on, and the transfer of such ownership shall be effected through, records maintained (i) by the Depository or its nominee for each Book-Entry Warrant Certificate; (ii) by institutions that have accounts with the Depository (each such institution, with respect to a Warrant in its account, a “Participant”); or (iii) directly on the book-entry records of the Warrant Agent with respect only to owners of beneficial interests that represent such direct registration.

If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement within ten (10) days after the Depository ceases to make its book-entry settlement available. In the event that the Company does not make alternative arrangements for book-entry settlement within ten (10) days, or the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants.

At the request of any initial purchaser or beneficial owner of Warrants, the Warrant Agent shall deliver to such purchaser or beneficial owner definitive Warrant Certificates in physical form, registered in the name of such purchaser, evidencing the Warrants purchased by such initial purchaser or beneficial owner. The Warrant Certificates shall represent the number of outstanding Warrants from time to time endorsed thereon and shall provide that the number of outstanding Warrants represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, exercises and other similar transactions.

All definitive Warrant Certificates shall be in substantially the form annexed hereto as Exhibit A. No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until the Warrant has been countersigned by the Warrant Agent by manual or facsimile signature. Such signature by the Warrant Agent upon the Warrant executed by the Company shall be conclusive evidence, and the only evidence, that the Warrant so countersigned has been duly issued hereunder.

2.3.2. Beneficial Owner; Registered Holder. The term “beneficial owner” shall mean any person in whose name ownership of a beneficial interest in the Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”), as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Any reference herein to the term holder or registered holder shall include a beneficial owner who has received definitive Warrant Certificates registered in its name. The term “Holder,” when used with respect to any Warrant, shall mean any person in whose name such Warrant is registered upon the books to be maintained by the Warrant Agent for that purpose.

2.4. Uncertificated Warrants. Notwithstanding the foregoing and anything else herein to the contrary, the Warrants may be issued in uncertificated form.

3. Terms and Exercise of Warrants.

3.1 Exercise Price. For purposes of this Agreement, “Exercise Price” shall mean the initial exercise price for each Warrant as set forth in the Warrant, subject to adjustment as provided in the Warrant and herein.

3.2 Duration of Warrants. A Warrant may be exercised only during the Exercise Period. Each Warrant not exercised on or before the expiration date, as set forth in the Warrant (the “Expiration Date”), shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 4:00 p.m. Eastern Standard Time on the Expiration Date. The Company, in its sole discretion, may extend the duration of the Warrants by delaying the Expiration Date.

3.3 Exercise of Warrants. Warrants may be exercised, at the option of the Holder, in whole or in part, at any time or from time to time during the Exercise Period, by complying with the Warrant Agent’s procedures relating to the exercise of such Warrant. In addition, the Holder shall deliver to the then designated office of the Warrant Agent (the “Warrant Agent Office”) (i) the exercise form substantially in the form attached to the Warrant duly executed by such Holder or its duly authorized agent or attorney (the “Exercise Form”) (with a copy to the Company) and (ii) payment of the aggregate Exercise Price. In case an exercise of Warrants is in part only, the Warrant Agent shall make an appropriate adjustment to the account of the Holder to reflect a number of Warrants for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for by such Holder’s Warrants prior to such exercise, minus the number of shares designated by the Holder upon such exercise.

3.3.1 Payment. The Holder shall pay the Exercise Price by wire transfer of immediately available funds or good cashier’s check drawn on a United States bank and in accordance with the procedures in the Warrant and this Agreement.

The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

3.3.2 Procedures and Validity.

(a) Any exercise of a Warrant pursuant to the terms of this Agreement shall be irrevocable and shall constitute a binding agreement between the Holder and the Company, enforceable in accordance with its terms.

(b) The Warrant Agent shall:

(i) examine all Exercise Forms and all other documents delivered to it by or on behalf of Holders as contemplated hereunder to ascertain whether or not, on their face, such Exercise Forms and any such other documents have been executed and completed in accordance with their terms and the terms hereof;

(ii) where an Exercise Form or other document appears on its face to have been improperly completed or executed or some other irregularity in connection with the exercise of the Warrants exists, the Warrant Agent shall endeavor to inform the appropriate parties (including the person submitting such instrument) of the need for fulfillment of all requirements, specifying those requirements which appear to be unfulfilled;

(iii) inform the Company of and cooperate with and assist the Company in resolving any reconciliation problems between the Exercise Forms received and the crediting of Warrant Shares to the respective Holders’ accounts; and

(iv) advise the Company, with a copy to the Company’s then current transfer agent (as directed by the Company), no later than two (2) business days after receipt of an Exercise Form (A) the receipt of such Exercise Form and the number of Warrants exercised in accordance with the terms and conditions of this Agreement, (B) the percentage of the then outstanding Warrants represented by such exercise and (C) such other information as the Company shall reasonably require, and make such information available via an online secure solution.

(c) All questions as to the validity, form and sufficiency (including time of receipt) of an exercised Warrant and any Exercise Form will be determined by the Company in its sole discretion, which determination shall be final and binding, and the Warrant Agent shall have no responsibility and shall be indemnified and held harmless by the Company with respect to such determinations. The Company reserves the right to reject any and all Exercise Forms not in proper form or for which any corresponding agreement by the Company to exchange would, in the opinion of the Company, be unlawful. Such determination by the Company shall be final and binding on the Holders, absent manifest error. Moreover, the Company reserves the absolute right to waive any of the conditions to the exercise of Warrants or defects in the exercise thereof with regard to any particular exercise of Warrants. Neither the Company nor the Warrant Agent shall be under any duty to give notice to the Holders of the Warrants of any irregularities in any exercise of Warrants or any Exercise Form, nor shall it incur any liability for the failure to give such notice.

3.3.3 Issuance of Certificates. The Company shall cause certificates for shares purchased hereunder to be transmitted by the transfer agent for the Company’s Common Stock (the “Transfer Agent”) to the Holder by making available for credit to the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, if permitted, and otherwise by physical delivery to the address specified by the Holder in the Exercise Form by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Exercise Form, (B) surrender of the Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) of the Warrant Certificate, prior to the issuance of such shares, having been paid. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless (a) a registration statement under the Act with respect to the Common Stock issuable upon exercise of such Warrants is effective and a current prospectus relating to the shares of Common Stock issuable upon exercise of the Warrants is available for delivery to the Holders or (b) in the opinion of counsel to the Company, the exercise of the Warrants is exempt from the registration requirements of the Act and such securities are qualified for sale or exempt from qualification under applicable securities laws of the states or other jurisdictions in which the registered holder resides. Warrants may not be exercised by, or securities issued to, any Holder in any state or jurisdiction in which such exercise or issuance would be unlawful. In the event that a registration statement under the Act with respect to the Common Stock underlying the Warrants is not effective or a current prospectus is not available, or because such exercise would be unlawful with respect to a Holder in any state, the registered holder shall not be entitled to exercise such Warrants and such Warrants may have no value and expire worthless. In no event will the Company be required to “net cash settle” the warrant exercise.

3.3.4 Valid Issuance. All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

4. Adjustments.

4.1 Adjustments Generally. The Exercise Price, the number of shares of Common Stock issuable upon exercise of the Warrants and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of certain events in accordance with the provisions of the Warrant Certificate.

4.2 Notices of Changes in Warrant. Upon every adjustment of the Exercise Price, the number of shares of Common Stock issuable upon exercise of the Warrants and the number of Warrants outstanding, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in the Warrant Certificate, the Warrant Agent shall give written notice to each Holder, at the last address set forth for such Holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.3 No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the Holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up or down to the nearest whole number the number of shares of Common Stock to be issued to the Holder.

4.4 Form of Warrant. The form of Warrant need not be changed because of any adjustment pursuant to this Section 4. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof.

5. Transfer and Exchange of Warrants.

5.1 Exchange and Transfer.

5.1.1 The Warrant Agent shall keep, at the Warrant Agent Office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrants and exchanges and transfers of outstanding Warrants upon request to exchange or transfer such Warrants, provided, that the Warrant Agent shall have received a written instruction of transfer or exchange in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or by his duly authorized agent or attorney, providing all information required to be delivered hereunder, such signature to be guaranteed by an eligible guarantor institution to the extent required by the Warrant Agent or the Depository. Upon any such registration of transfer, a statement evidencing such transferee’s ownership of such transferred Warrant (a “Warrant Statement”) shall be issued to the transferee.

5.1.2 No service charge shall be made for any exchange or registration of transfer of Warrants; however, the Warrant Agent and/or the Company may require payment of a sum sufficient to cover any stamp or other tax or other charge that may be imposed in connection with any such exchange or registration of transfer. Neither the Warrant Agent nor the Company shall be required to pay any stamp or other tax or other charge required to be paid in connection with such transfer, and neither the Warrant Agent nor the Company shall be required to issue or deliver any Warrant Share until it has been established to the Company’s and the Warrant Agent’s satisfaction that such tax or other charge has been paid or that no such tax or other charge is due.

5.1.3 The Warrant Agent shall not effect any exchange or registration of transfer which will result in the issuance of a Warrant evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant.

5.1.4 All Warrants credited to a Holder’s or transferee’s account upon any exchange or transfer of Warrants in accordance with the provisions of this Agreement shall be the valid obligations of the Company evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrants that were so exchanged or transferred.

5.2 Treatment of Holders of Warrants. Each Holder of Warrants, by accepting the same, consents and agrees with the Company, the Warrant Agent and every subsequent Holder of such Warrants that until the transfer of such Warrants is registered on the books of such Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrants as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

5.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered to the Warrant Agent for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly canceled by the Warrant Agent and shall not be reissued. Promptly following the Expiration Date, any global Warrant representing all outstanding Warrants (the “Global Warrant”) shall be deemed cancelled.

6. Other Provisions Relating to Rights of Holders of Warrants.

6.1 No Rights as Stockholder. No Warrant shall, and nothing contained in this Agreement, in the Warrant or in the Warrant Statement shall be construed to, entitle the Holder or any beneficial owner thereof to any of the rights of a holder or beneficial owner of Warrant Shares, including, without limitation, the right to vote or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, to receive dividends on Warrant Shares or any rights whatsoever as stockholders of the Company, until such Warrant is duly exercised in accordance with this Agreement and such Holder is issued the Warrant Shares to which it is entitled in connection therewith.

6.2 Reservation of Common Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

6.3 Registration of Common Stock. The Company registered the shares of Common Stock underlying the Warrants in the Registration Statement. The Company will use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement or file and maintain the effectiveness of another registration statement covering the shares of Common Stock issuable upon exercise of the Warrants at any time that both (a) the Warrants are exercisable and (b) the Exercise Price of the Warrants is less than the price at which the Common Stock is trading on the NASDAQ Global Market (or if the Common Stock is no longer trading on the NASDAQ Global Market, such other stock exchange on which the shares of Common Stock trade or if the Common Stock is not traded on a stock exchange, the price of such Common Stock as quoted on the OTC Bulletin Board or the “Pink Sheets” published by Pink OTC Markets, Inc., as applicable). In no event will any Holder of a Warrant be entitled to receive a “net cash settlement” in lieu of physical settlement in shares of Common Stock, regardless of whether the Company complies with this Section 6.3.

6.4 Limitation on Monetary Damages. In no event shall the Holder of a Warrant be entitled to receive monetary damages for failure to settle any Warrant exercise if the Common Stock issuable upon exercise of the Warrants has not been registered with the Commission pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Company, provided the Company has fulfilled its obligations under Section 6.3 to use its commercially reasonable efforts to effect the registration under the Act of the Common Stock issuable upon exercise of the Warrants.

7. Concerning the Warrant Agent and Other Matters.

7.1 Payment of Taxes. The Company will from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares, which shall be the obligation of the Holder. The Warrant Agent shall not register any transfer or issue or deliver any Warrant Certificate(s) or shares of Common Stock issuable upon exercise of the Warrant(s) unless or until the persons requesting the registration or issuance shall have paid to the Warrant Agent for the account of the Company the amount of such tax, if any, or shall have established to the reasonable satisfaction of the Company that such tax, if any, has been paid.

7.2 Resignation, Consolidation, or Merger of Warrant Agent.

7.2.1 Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by any Holder of a Warrant, then the Holder of any Warrant may apply to the Superior Court of the State of California for the County of Los Angeles for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent (but not the initial Warrant Agent), whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of California, in good standing and having its principal office in the City of Los Angeles and State of California, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

7.2.2 Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

7.2.3 Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act, provided that the criteria requiring a successor Warrant Agent to be a California corporation with a principal office in the City of Los Angeles shall not apply to such resulting corporation.

7.3 Fees and Expenses of Warrant Agent.

7.3.1 Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder, as mutually agreed to between the parties in writing.

7.3.2 Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

7.4 Liability of Warrant Agent.

7.4.1 Reliance on Company Statement. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement, certificate, instrument, opinion, notice, letter, facsimile transmission, telegram or other document signed by an authorized representative of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement and be held harmless by the Company for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

7.4.2 Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

7.4.3 Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and nonassessable, nor properly registered with the Commission.

7.4.4 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of Warrants.

7.4.5 Responsibility. The Warrant Agent:

7.4.5.1 shall not be obligated to take any legal or other action hereunder which might, in its judgment, subject or expose it to any expense or liability unless it shall have been furnished with an indemnity satisfactory to it;

7.4.5.2 may consult with counsel satisfactory to it (including counsel for the Company) and shall be held harmless by the Company in relying on the advice or opinion of such counsel in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of such counsel;

7.4.5.3 shall have no duties or obligations other than those set forth herein and no duties or obligations shall be inferred or implied;

7.4.5.4 shall not be liable or responsible for any statement contained in the Registration Statement or any other documents relating thereto; and

7.4.5.5. shall not be responsible for any failure of the Company to comply with any of its obligations relating to the Registration Statement, including without limitation obligations under applicable regulation or law.

7.4.6 Aggregate Liability. The Warrant Agent’s aggregate liability during any term of this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, an amount equal to four times (4x) the amounts paid or payable hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

7.4.7 Disputes. In the event any question or dispute arises with respect to the proper interpretation of this Agreement or the Warrant Agent’s duties hereunder or the rights of the Company or of any Holder, the Warrant Agent shall not be required to act and shall not be held liable or responsible for refusing to act until the question or dispute has been judicially settled (and the Warrant Agent may, if it deems it advisable, but shall not be obligated to, file a suit in interpleader or for a declaratory judgment for such purpose) by final judgment rendered by a court of competent jurisdiction, binding on all stockholders and parties interested in the matter which is no longer subject to review or appeal, or settled by a written document in form and substance satisfactory to the Warrant Agent and executed by the Company.

8. Definitions. For purposes of this Agreement and each Warrant Certificate, the following terms shall have the following meanings:

a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Act.

b) “Change of Control” means any Fundamental Transaction (as defined in the Form of Warrant Certificate) other than (A) any reorganization, recapitalization or reclassification of the Common Stock, in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a Company) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

c) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

d) “Eligible Market” means The New York Stock Exchange, Inc., The NYSE Amex, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market.

e) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

f) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

g) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

h) “Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

i) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

j) “Trading Day” means a day on which the principal Trading Market is open for trading.

k) “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed for trading on the date in question: The NYSE AMEX, The Nasdaq Capital Market, The Nasdaq Global Market, The Nasdaq Global Select Market, or The New York Stock Exchange (or any successors to any of the foregoing).

l) “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed as reported by Bloomberg L.P. or Nasdaq Data on Demand (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the Common Stock is not listed or quoted on a Trading Market and is quoted for trading on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

9. Miscellaneous Provisions.

9.1 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Attention: General Counsel

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be delivered by hand or sent by registered or certified mail or overnight courier service, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch Street

Suite 1300

Philadelphia, Pennsylvania 19103

Telephone:            (215) 553-5400

Facsimile:              (212)533-5402

Email:                     shareholder@broadridge.com

Attention:              General Manager

With a copy in each case to:

Broadridge Financial Solutions, Inc.

2 Journal Square Plaza

Jersey City, New Jersey 07306

Attention: General Counsel

Any notice, sent pursuant to this Agreement shall be effective, if delivered by hand, upon receipt thereof by the party to whom it is addressed, if sent by overnight courier, on the next business day of the delivery to the courier, and if sent by registered or certified mail on the third day after registration or certification thereof.

9.3 Notices to Holders of Warrants. Any notice to Holders of Warrants which by any provisions of this Warrant Agreement is required or permitted to be given shall be given by first class mail prepaid at such Holder’s address as it appears on the books of the Warrant Agent.

9.4 Applicable Law. The validity, interpretation and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of California or the United States District Court for the Central District of California, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.5 Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants, any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.6 Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in Philadelphia, Pennsylvania, for inspection by the Holder of any Warrant. The Warrant Agent may require any such Holder to submit his, her or its Warrant Statements for inspection by it.

9.7 Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.8 Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.9 Amendments. This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that shall not adversely affect the interest of the Holders. Except for modifications, adjustments or amendments in accordance with the terms of the Warrant Certificate or this Agreement, all other modifications or amendments, including any amendment to increase the Exercise Price or shorten the Exercise Period, shall require the written consent of the registered holders of a majority of the then outstanding Warrants. The Warrant Agent may require from either the Company or the Holders an opinion of counsel with respect to the validity of any amendment as a condition to its execution of any amendment.

9.10 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

9.11 Force Majeure. In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, failure of carrier or utilities, equipment or transmission failure or damage that is reasonably beyond its control, or any other cause that is reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected party or parties are able to perform substantially that party’s duties.

9.12 Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party to this Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.

9.13 Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement, including the fees for services, shall remain confidential and shall not be voluntarily disclosed to any other person (except the party’s attorneys and advisors), except with the written approval of the other party or as may be required by law.

[Signature page follows]

IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:

Name:

Title:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.

By:

Name:

Title:

EXHIBIT A

FORM OF WARRANT CERTIFICATE

See attached.

[FORM OF WARRANT CERTIFICATE FOR SERIES A WARRANTS]

EXERCISABLE ONLY IF AUTHENTICATED BY THE

WARRANT AGENT AS PROVIDED HEREIN

VOID AFTER THE CLOSE OF BUSINESS ON DECEMBER     , 2016

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Warrant Certificate representing

Warrants to purchase             shares of common stock, par value $0.02 per share

as described herein

Warrant No.             Cusip No. 74765E 125

NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Each Series A Warrant (each a “Warrant”) represented hereby, entitles the holder to purchase one share (the “Warrant Share”) of common stock, $0.02 par value (the “Common Stock”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), for the benefit of certain Holders (as defined in the Warrant Agreement (as hereinafter defined)) of such Warrants on the following terms. This Warrant Certificate represents the number of outstanding Warrants from time to time endorsed hereon and the number of outstanding Warrants represented hereby may from time to time be reduced or increased, as appropriate to reflect exchanges, redemptions, calls, exercises and other similar transactions. This Warrant Certificate is issued under and in accordance with the Warrant Agreement, and is subject to the terms and provisions contained therein, all of which terms and provisions the Holders consent to by acceptance of their book-entry interests in the Warrant Certificate or their receipt of this physical Warrant Certificate. Copies of the Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the City of Philadelphia and State of Pennsylvania, for inspection by the Holder of any Warrant. In the event of any conflict or inconsistency between this Warrant Certificate and the Warrant Agreement, the Warrant Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Agreement dated as of December     , 2011 by and between the Company and Broadridge Corporate Issuer Solutions, Inc. (as such agreement may be amended from time to time, the “Warrant Agreement”).

Exercise Period. The Warrants shall vest in full and become exercisable on December     , 2011 (the “Initial Exercise Date”) and, notwithstanding anything to the contrary contained herein, shall expire at 5:00 p.m. (Eastern Time) on December     , 2016 (the “Termination Date”).

Section 1. Definitions. For purposes of this Warrant, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

Section 2. Exercise.

1

a) Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the then designated office of the Warrant Agent (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) (i) of a duly executed facsimile copy of the Exercise Form substantially in the form attached hereto (with a copy to the Company) and (ii) within three (3) Trading Days following the delivery of the Exercise Form, payment of the aggregate Exercise Price for the shares specified in the applicable Exercise Form. The Holder shall deliver the aggregate Exercise Price by wire transfer of immediately available funds or good cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Exercise Form. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Warrant Agent and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Exercise Form within one (1) business day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $1.22, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder and all of the Warrant Shares are not then registered for resale by Holder into the market at market prices from time to time on an effective registration statement for use on a continuous basis (or the prospectus contained therein is not available for use), then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average VWAP of the ten Trading Days immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Exercise Form;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

In no event may this warrant be net cash settled.

d) Mechanics of Exercise.

i. Delivery of Certificates Upon Exercise. The Company shall cause certificates for shares purchased hereunder to be transmitted by the transfer agent for the Company’s Common Stock (the “Transfer Agent”) to the Holder by crediting the account of the Holder’s prime broker

2

with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Exercise Form by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Exercise Form, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

ii. Intentionally Omitted.

iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder a certificate or the certificates representing the Warrant Shares (or to credit Holder’s broker’s DWAC account) pursuant to an exercise on or before the third Trading Day following the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock or credit the Holder’s broker’s DWAC account upon exercise of the Warrant as required pursuant to the terms hereof.

3

v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Exercise Form, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Form shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.

4

Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments.

a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of the Warrants), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Intentionally Omitted.

c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of

5

the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring Company or of the Company, if it is the surviving Company, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Change of Control other than one in which a Successor Entity that is a publicly traded Company whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded common stock of such Successor Entity, the Company shall provide to the Holder thirty (30) days’ prior written notice of such Change of Control in accordance with Section 3(e) below.

d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

e) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights, options or warrants to subscribe for or purchase any security, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, or (F) a Change of Control requiring notice under Section 3(c) occurs, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days or, in the case of clause (F) of this Section 3(e)(ii), 30 calendar days, prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights, options or warrants, or if a

6

record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights, options or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, or (z) the date on which such Change of Control is expected to close, a description of the Change of Control setting forth the terms and conditions of the Change of Control in reasonable detail, including the consideration each share of Common Stock will be entitled to receive in the Change of Control; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

f) Certain Other Distributions. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to purchase or subscribe for any security or shall distribute evidences of indebtedness or assets (including cash and cash dividends) to all holders of Common Stock (and not to the Holder), then upon any exercise of this Warrant that occurs after the record date for the determination of the stockholders entitled to receive such rights, options or warrants or such evidences of indebtedness or assets, the Holder shall be entitled to receive, in addition to the Warrant Shares issuable upon such exercise, the rights, options or warrants or such evidences of indebtedness or assets that such holder would have been entitled to receive in respect of such number of Warrant Shares had the holder been the record holder of such Warrant Shares as of such record date. Such distribution shall be made by the Company whenever any such exercise is made.

Section 4. Transfer of Warrant.

a) Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon delivery at the principal office of the Company or its designated agent, of a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such delivery and, if required, such payment, the Company shall instruct the Warrant Agent to record the Holder’s transfer of its interest in the Warrant to be duly noted on its record in the denomination or denominations specified in such instrument of assignment. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b) Intentionally Omitted.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company or the Warrant Agent for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

7

Section 5. Miscellaneous.

a) No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i).

b) Intentionally Omitted.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) not subdivide the outstanding shares of Common Stock into a greater number of shares pursuant to a stock split without also amending the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock by a sufficient number of authorized shares to ensure there is a sufficient number of authorized shares to permit the exercise of the purchase rights represented by the Warrants, after giving effect to such stock split, (iii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iv) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be necessary to enable the Company to perform its obligations under this Warrant.

8

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the information provided by the Holder to the Company in writing.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate. Notwithstanding anything contained in this Warrant or the Warrant Agreement to the contrary, in no event will the Company be required to “net cash settle” any Warrant exercise or attempted exercise.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, the Warrant Agent and the Holders of a majority in interest of the Warrants.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

9

Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

Section 6. Validity. This Warrant Certificate shall not be valid or obligatory for any purpose until authenticated by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer, this             day of                     , 20    .

Quantum Fuel Systems Technologies Worldwide, Inc.

By:
Name:
Title:

[Certificate of Authentication]

[This is a Warrant Certificate for the Series A Warrants referred to in the within-mentioned Warrant Agreement.]

Broadridge Corporate Issuer Solutions, Inc.,

As Warrant Agent

By:
Authorized Signature

10

[TO BE ATTACHED TO GLOBAL WARRANT CERTIFICATE]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL WARRANT CERTIFICATE

SERIES A WARRANTS

The following increases or decreases in this Global Warrant have been made:

Date	Amount of decrease in the number of Warrants represented by this Global Warrant	Amount of increase in number of Warrants represented by this Global Warrant	Number of Warrants represented by this Global Security following such decrease or increase	Signature of authorized officer of the Depository

FORM OF EXERCISE FORM

To Be Executed by the Holder in Order to Exercise Series A Warrant

The undersigned hereby irrevocably elects to exercise the right, represented by the Book-Entry Warrant Certificate(s) or the physical Warrant Certificate(s), as the case may be,, to purchase shares of the Common Stock of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Warrant Shares”) and the undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant in accordance with the terms of the Warrant Agreement. Such payment takes the form of $             in lawful money of the United States.

The undersigned hereby requests that certificates for the Warrant Shares purchased hereby be issued in the name of:

(please print or type name and address)

(please insert social security or other identifying number)

and be delivered as follows:

(please print or type name and address)

(please insert social security or other identifying number)

and if such number of shares of Common Stock shall not be all the shares evidenced by this Warrant Certificate, that a new Warrant for the balance of such shares be registered in the name of, and delivered to, Holder.

Signature of Holder

SIGNATURE GUARANTEE:

This Warrant may be exercised by delivering the Exercise Form to Broadridge at the following addresses:

By mail at

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch Street

Suite 1300

Philadelphia, Pennsylvania 19103

Attn: General Manager

[FORM OF ASSIGNMENT]

(TO BE EXECUTED TO TRANSFER THE WARRANT)

For value received,                    hereby sells, assigns and transfers unto the Assignee(s) named below the rights represented by such number of Series A Warrants listed opposite the respective name(s) of the Assignee(s) named below and all other rights of the Holder with respect to such Warrants, and does hereby irrevocably constitute and appoint                     attorney, to transfer said Warrant on the books of the Depository and/or the Warrant Agent with respect to the number of Warrants set forth below, with full power of substitution:

Name(s) of Assignees	Address	No. of Warrants

Dated:

Signature
(Signed exactly as name appears in the records of the Depository)

Signature Guarantee: